                                                         EXHIBIT No. EX-99.h.2.a

                 TRANSFER AGENCY AND RELATED SERVICES AGREEMENT
                 ----------------------------------------------

     THIS AGREEMENT is made as of _____________,  2003 by and among PFPC INC., a
Massachusetts corporation ("PFPC"), SMA RELATIONSHIP TRUST, a Delaware statutory trust (the "Fund") and UBS GLOBAL ASSET  MANAGEMENT (US) INC. ("UBS Global AM"),
a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS,  the Fund  wishes  to  retain  PFPC to serve  as  transfer  agent, registrar,  dividend disbursing agent and related services agent with respect to the Retail Share Classes (as hereinafter  defined) to the Fund's  Portfolios (as hereinafter defined) and PFPC wishes to furnish such services.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

     1.   Definitions. As Used in this Agreement:

          (a) "1933 Act" means the Securities Act of 1933, as amended.

          (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (c)  "Authorized  Person"  means any officer of the Fund and any other person duly  authorized  by the Fund's Board of Trustees  ("Board") to give
     Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized  Persons Appendix  attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of  authority  may be  limited  by the  Fund by  setting  forth  such limitation in the Authorized Persons Appendix.

          (d) "CEA" means the Commodities Exchange Act, as amended.

          (e) "Oral  Instructions" mean oral instructions  received by PFPC from an Authorized Person or from a person reasonably  believed by PFPC to be an
     Authorized  Person.  PFPC  may,  in its sole  discretion  in each  separate
     instance,   consider  and  rely  upon  instructions  it  receives  from  an
     Authorized Person via electronic mail as Oral Instructions.

          (f)  "Portfolio"  means a series or  investment  portfolio of the Fund identified  on  Exhibit  A  hereto,  as the same  may from  time to time be amended.

          (g) "Retail Share Classes" mean the share classes of a Portfolio.

          (h) "SEC" means the Securities and Exchange Commission.

          (i)  "Securities  Laws" mean the 1933 Act,  the 1934 Act, the 1940 Act and the CEA.

          (j) "Shares" mean the shares of common stock or beneficial interest of any series or class of the Fund.

          (k) "Written  Instructions" mean (i) written instructions signed by an
     Authorized  Person  and  received  by  PFPC  or  (ii)  trade   instructions
     transmitted  (and received by PFPC) by means of an  electronic  transaction reporting  system  access  to which  requires  use of a  password  or other authorized  identifier.  The  instructions  may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2.  Appointment.  The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and related services agent to the Fund with respect to the Retail Share  Classes of each  Portfolio in  accordance  with the terms set forth in this Agreement.  PFPC accepts such  appointment and agrees to furnish such services.

     3.  Delivery  of  Documents.  The  Fund  (or  a  particular  Portfolio,  as appropriate)  has  provided  or,  where  applicable,  will provide PFPC with the following:

          (a) Certified or authenticated copies of the resolutions of the Fund's
     Board approving the appointment of PFPC to provide services to the Fund and approving this Agreement; and

          (b Copies  (certified or  authenticated  if requested by PFPC) of any post-effective  amendment to the Fund's  registration  statement,  advisory agreement,  distribution agreement, shareholder servicing agreement and all amendments or supplements to the foregoing upon request.

     4.  Compliance with Rules and  Regulations.  PFPC undertakes to comply with all  applicable  requirements  of the  Securities  Laws and any laws,  rules and regulations of governmental  authorities having jurisdiction with respect to the duties to be  performed  by PFPC  hereunder.  Except as  specifically  set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its Portfolios.

     5. Instructions.

          (a) Unless otherwise  provided in this Agreement,  PFPC shall act only upon Oral Instructions and Written Instructions.

          (b) PFPC  shall be  entitled  to rely upon any Oral  Instructions  and
     Written Instructions it receives from an Authorized Person pursuant to this
     Agreement. PFPC may assume that any Oral Instruction or Written Instruction received  hereunder is not in any way  inconsistent  with the provisions of organizational  documents or of any vote,  resolution  or proceeding of the
     Fund's Board or of the Fund's shareholders,  unless and until PFPC receives
     Written Instructions to the contrary.

          (c) The Fund agrees to forward to PFPC Written Instructions confirming
     Oral  Instructions  so that PFPC receives the Written  Instructions  by the close  of  business  on the next  day  after  such  Oral  Instructions  are received.  The fact  that  such  confirming  Written  Instructions  are not
     received  by  PFPC  shall  in  no  way  invalidate  the   transactions   or
     enforceability  of the  transactions  authorized by the Oral  Instructions.
     Where Oral Instructions or Written  Instructions  reasonably appear to have been received from an Authorized  Person,  PFPC shall incur no liability to the Fund in acting  upon such Oral  Instructions  or  Written  Instructions provided  that  PFPC's  actions  comply with the other  provisions  of this
     Agreement.

     6. Right to Receive Advice.

          (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request  directions or advice,  including Oral
     Instructions or Written Instructions, from the Fund.

          (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such  counsel of its own  choosing  (who may be counsel for the Fund, the Fund's investment  adviser or PFPC, at the option of PFPC).

          (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written  Instructions PFPC receives from the
     Fund,  and the  advice it  receives  from  counsel,  PFPC may rely upon and follow the advice of counsel.  In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful  misfeasance,  bad faith,  negligence or reckless disregard by PFPC of any duties,  obligations or responsibilities set forth in this Agreement.

          (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions,  advice or Oral  Instructions or Written Instructions it receives from the Fund or from counsel and which
     PFPC  believes,  in good faith,  to be  consistent  with those  directions, advice  or Oral  Instructions  or  Written  Instructions.  Nothing  in this section shall be construed so as to impose an  obligation  upon PFPC (i) to seek such directions,  advice or Oral Instructions or Written Instructions, or  (ii)  to act  in  accordance  with  such  directions,  advice  or  Oral
     Instructions  or  Written  Instructions  unless,  under  the terms of other provisions of this  Agreement,  the same is a condition of PFPC's  properly taking or not taking such action. Nothing in this Subparagraph shall excuse
     PFPC when an action or  omission  on the part of PFPC  constitutes  willful misfeasance,  bad faith,  negligence  or reckless  disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7.  Records;  Visits.  PFPC shall  prepare and  maintain  in  complete  and accurate form all books and records necessary for it to serve as transfer agent, registrar,  dividend  disbursing  agent  and  related  services  agent  to  each
Portfolio,  including  (a)  all  those  records  required  to  be  prepared  and maintained by the Fund under the 1940 Act, by other applicable  Securities Laws, rules and  regulations  and by state laws and (b) such books and  records as are necessary  for PFPC to perform all of the  services it agrees to provide in this
Agreement and any appendices  attached hereto,  including but not limited to the books and records  necessary  to effect the  conversion  of Class B shares,  the calculation  of any  contingent  deferred  sales charges and the  calculation of front-end sales charges. The books and records pertaining to the Fund, which are in the  possession  or under the control of PFPC,  shall be the  property of the
Fund.  The Fund and  Authorized  Persons  shall  have  access to such  books and records  in the  possession  or under the  control  of PFPC at all times  during
PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records in the  possession or under the control of PFPC shall be  provided by PFPC to the Fund or to an  Authorized  Person.  Upon  reasonable notice by the Fund, PFPC shall make available  during regular business hours its facilities  and premises  employed in connection  with its  performance  of this
Agreement for reasonable  visits by the Fund, any agent or person  designated by the Fund or any regulatory agency having authority over the Fund.

     8.  Confidentiality.  PFPC agrees to keep  confidential  all records of the
Fund and information  relating to the Fund and its shareholders  (past,  present and future),  its investment adviser and its principal  underwriter,  unless the release of such records or information is otherwise consented to, in writing, by the Fund prior to its release.  The Fund agrees that such  consent  shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9.  Cooperation  with  Accountants.  PFPC shall  cooperate  with the Fund's independent  public  accountants  and shall take all  reasonable  actions in the performance of its obligations under this Agreement to ensure that the necessary information  is made available to such  accountants  for the expression of their opinion, as required by the Fund.

     10. Disaster  Recovery.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic  backup  of  computer  files  and  data  with  respect  to the Fund and emergency use of electronic data processing equipment. In the event of equipment failures,  PFPC shall,  at no additional  expense to the Fund,  take  reasonable steps to  minimize  service  interruptions.  PFPC shall have no  liability  with respect  to the  loss of data  or  service  interruptions  caused  by  equipment failure,  provided such loss or interruption is not caused by PFPC's own willful misfeasance,  bad  faith,  negligence  or  reckless  disregard  of its duties or obligations  under this  Agreement  and provided  further that PFPC has complied with the provisions of this Paragraph 10.

     11. Compensation.  As compensation for services rendered by PFPC during the term of this  Agreement,  UBS Global AM will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund, UBS Global AM and PFPC.

     12. Indemnification.

          (a) The  Fund  agrees  to  indemnify  and hold  harmless  PFPC and its affiliates  from all  taxes,  charges,  expenses,  assessments,  penalties, claims and liabilities (including, without limitation,  liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation)
     reasonable   attorneys'  fees  and   disbursements,   arising  directly  or
     indirectly  from (i) any action or  omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or  (b)  upon  Oral  Instructions  or  Written  Instructions  or  (ii)  the
     acceptance,  processing  and/or  negotiation  of  checks  or other  methods utilized  for  the  purchase  of  Shares.  Neither  PFPC,  nor  any  of its affiliates,  shall be  indemnified  against any  liability (or any expenses incident to such  liability)  arising out of PFPC's or its  affiliates' own willful  misfeasance,  bad faith,  negligence or reckless  disregard of its duties and obligations  under this Agreement.  The Fund's liability to PFPC for PFPC's  acceptance,  processing  and/or  negotiation of checks or other methods  utilized for the purchase of Shares shall be limited to the extent of the Fund's  policy(ies)  of insurance  that provide for coverage of such liability, and the Fund's insurance coverage shall take precedence over any obligations or liability incurred under this Agreement.

          (b) PFPC  agrees  to  indemnify  and hold  harmless  the Fund from all taxes, charges, expenses,  assessments,  penalties,  claims and liabilities arising  from PFPC's  obligations  pursuant to this  Agreement  (including, without limitation,  liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses,  including (without  limitation)  reasonable  attorneys' fees and disbursements arising directly or indirectly out of PFPC's or its nominee's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

          (c) In order that the  indemnification  provisions  contained  in this
     Paragraph  12 shall apply,  upon the  assertion of a claim for which either
     party  may  be  required  to  indemnify   the  other,   the  party  seeking
     indemnification  shall promptly  notify the other party of such  assertion, and shall keep the other party  advised  with  respect to all  developments concerning  such claim.  The party who may be required to  indemnify  shall have the option to participate  with the party seeking  indemnification  in the defense of such claim.  The party seeking  indemnification  shall in no case  confess  any  claim or make any  compromise  in any case in which the other party may be required to indemnify  it except with the other  party's prior written consent.

          (d)  The  members  of  the  Board  of  the  Fund,   its  officers  and
     Shareholders,  or of any  Portfolio  thereof,  shall not be liable  for any obligations of the Fund, or any such Portfolio,  under this Agreement,  and
     PFPC agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and  property  of the Fund or the  particular
     Portfolio in settlement of such rights or claims and not to such members of the Board, its officers or  Shareholders.  PFPC further agrees that it will look only to the assets and property of a particular Portfolio of the Fund, should the Fund have established  separate series,  in asserting any rights or claims  under this  Agreement  with  respect to services  rendered  with respect to that  Portfolio  and will not seek to obtain  settlement of such rights or claims from the assets of any other Portfolio of the Fund.

     13.  Insurance.  PFPC  shall  maintain  insurance  of the  types and in the amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement,  the contracts of insurance shall take precedence,  and no provision of this  Agreement  shall be construed to relieve an insurer of any obligation  to pay claims to the Fund,  PFPC or other  insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

     14.  Security.  PFPC  represents  and  warrants  that,  to the  best of its knowledge,  the various  procedures and systems which PFPC has implemented  with regard to the  safeguarding  from loss or damage  attributable to fire, theft or any other cause  (including  provision for  twenty-four  hours a day  restricted access) of the Fund's blank checks, records and other data and PFPC's equipment, facilities  and  other  property  used  in the  performance  of its  obligations hereunder are adequate,  and that it will make such changes therein from time to time  as in  its  judgment  are  required  for  the  secure  performance  of its obligations  hereunder.  PFPC shall  review  such  systems and  procedures  on a periodic  basis,  and the Fund  shall  have  reasonable  access to review  these systems and procedures.

     15. Responsibility of PFPC.

          (a) PFPC  shall be under no duty to take any  action  on behalf of the
     Fund  except as  specifically  set forth  herein or as may be  specifically agreed to by PFPC in writing.  PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder,  to act in good faith and to use its best efforts in performing  services provided for under this
     Agreement.  PFPC  shall be liable  for any  damages  arising  out of PFPC's failure to perform  its duties  under  this  Agreement  to the extent  such damages arise out of PFPC's willful misfeasance,  bad faith,  negligence or reckless disregard of such duties.

          (b) Without  limiting the  generality of the foregoing or of any other provision of this Agreement, PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or  invalidity
     or  authority  or  lack  thereof  of  any  Oral   Instruction   or  Written
     Instruction,  notice or other  instrument  which conforms to the applicable requirements  of this Agreement,  and which PFPC reasonably  believes to be genuine;  or (B) subject to Paragraph  10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control,  including acts of civil or military authority,  national emergencies,  labor difficulties, fire, flood, catastrophe, acts of God, insurrection,  war, riots or failure of the mails, transportation, communication or power supply.

          (c)  Notwithstanding  anything  in  this  Agreement  to the  contrary, neither  PFPC  nor its  affiliates  shall  be  liable  to the  Fund for any consequential,  special or  indirect  losses or damages  which the Fund may incur  or  suffer  by or as a  consequence  of  PFPC's  or its  affiliates'
     performance  of  the  services  provided  hereunder,  whether  or  not  the likelihood of such losses or damages was known by PFPC or its affiliates.

          (d)  Notwithstanding  anything in this Agreement to the contrary,  the
     Fund shall not be liable to PFPC nor its affiliates for any  consequential, special or  indirect  losses or damages  which PFPC or its  affiliates  may incur  or  suffer  by or as a  consequence  of  PFPC's  performance  of the services provided  hereunder,  whether or not the likelihood of such losses or damages was known by the Fund.

     16. Description of Services.

          (a) Services Provided on an Ongoing Basis, If Applicable.

             (i)    Calculate   12b-1  payments  to  financial   intermediaries,
                    including   brokers,   and  financial   intermediary   trail
                    commissions;

             (ii)   Develop,  monitor and  maintain,  in  consultation  with the
                    Fund,  all systems  necessary to  implement  and operate the four-tier distribution system,  including Class B conversion feature,  as described  in the  registration  statement  and related  documents of the Fund,  as they may be amended from time to time;

             (iii)  Calculate  contingent  deferred  sales  charge  amounts upon redemption  of Fund  shares and  deduct  such  amounts  from redemption proceeds;

             (iv)   Calculate  front-end  sales load amounts at time of purchase of shares;

             (v)    Determine dates of Class B conversion and effect the same;

             (vi)   Establish and maintain proper shareholder registrations;

             (vii)  Review new applications and correspond with  shareholders to complete or correct information;

             (viii) Direct payment processing of checks or wires;

             (ix)   Prepare and certify  stockholder  lists in conjunction  with proxy solicitations;

             (x)    Prepare and mail to shareholders confirmation of activity;

             (xi)   Provide  toll-free  lines for direct  shareholder  use, plus customer liaison staff for on-line inquiry response;

             (xii)  Send  duplicate  confirmations  to  broker-dealers  of their
                    clients'    activity,    whether    executed   through   the
                    broker-dealer or directly with PFPC;

             (xiii) Provide  periodic  shareholder  lists,  outstanding  share calculations and related statistics to the Fund;

             (xiv)   Provide detailed data for underwriter/broker confirmations;

             (xv)   Prepare and mail required  calendar and taxable year-end tax and  statement  information  (including  forms  1099-DIV and
                    1099-B and accompanying statements);

             (xvi)  Notify on a daily basis the investment  adviser,  accounting agent, and custodian of fund activity;

             (xvii) Perform,  itself  or  through  a  delegate,  all  of  the services,  whether  or not  included  within  the  scope  of another  paragraph  of this  Paragraph  16(a),  specified on
                    Exhibit B hereto; and

             (xviii)Perform  other  participating  broker-dealer  shareholder services as may be agreed upon from time to time.

     (b)  Services   Provided  by  PFPC  Under  Oral   Instructions  or  Written
Instructions.

             (i)    Accept  and  post  daily  Fund  and  class   purchases   and
                    redemptions;

             (ii)   Accept,   post  and  perform   shareholder   transfers   and
                    exchanges;

             (iii)  Pay dividends and other distributions; and

             (iv)   Solicit and tabulate proxies.

     (c)  Purchase  of  Shares.  PFPC  shall  issue and  credit an account of an investor,  in the manner described in the Fund's  prospectus,  once it receives:

             (i)    A purchase order;

             (ii)   Proper information to establish a shareholder account; and

             (iii)  Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

     (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the Fund's organizational documents or resolutions of the
Fund's  Board.  Shares shall be redeemed and payment  therefor  shall be made in accordance with the Fund's or Portfolio's prospectus.

             (i)    Broker-Dealer Accounts.

                    When a broker-dealer  notifies PFPC of a redemption  desired by a customer,  and the Fund's  custodian (the  "Custodian")
                    has  provided  PFPC with funds,  PFPC shall (a)  transfer by
                    Fedwire  or  other   agreed  upon   electronic   means  such
                    redemption  payment to the  broker-dealer for the credit to, and for the benefit of, the customer's  account or (b) shall prepare and send a  redemption  check to the  broker-dealer, made payable to the broker-dealer on behalf of its customer.

             (ii)   Fund-Only Accounts.

                    If Shares (or  appropriate  instructions)  are  received  in proper form,  at the Fund's  request  Shares may be redeemed before the funds are provided to PFPC from the Custodian. If the recordholder  has not directed that redemption  proceeds be wired,  when the Custodian  provides PFPC with funds, the redemption  check  shall be sent to and made  payable to the recordholder,  unless transfer  authorizations are signed by the recordholder when Shares are held in book-entry form.

     (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's
Board  authorizing the  declaration and payment of dividends and  distributions,
PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon  shareholder  election,  pay such dividends and  distributions  in cash, if provided for in the appropriate Fund's or Portfolio's prospectus.  Such issuance or payment,  as well as payments upon  redemption as described  above,  shall be made after  deduction and payment of the required amount of funds to be withheld in accordance  with any applicable tax law or other laws,  rules or regulations.
PFPC  shall mail to the Fund's  shareholders  and the IRS and other  appropriate taxing  authorities such tax forms, or permissible  substitute  forms, and other information  relating to dividends and distributions paid by the Fund (including designations of the portions of  distributions  of net capital gain that are 20%
rate gain distributions and 28% rate gain  distributions  pursuant to IRS Notice
97-64)  as are  required  to be filed  and  mailed by  applicable  law,  rule or regulation  within the time required thereby.  PFPC shall prepare,  maintain and file with the IRS and other appropriate taxing  authorities  reports relating to all dividends above a stipulated  amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

     (f) Shareholder Account Services.

             (i)    PFPC will arrange, in accordance with the appropriate Fund's or Portfolio's  prospectus,  for issuance of Shares obtained through:

             -      The  transfer  of  funds  from  shareholders'   accounts  at
                    financial institutions,  provided PFPC receives advance Oral or Written Instruction of such transfer;

             -      Any pre-authorized check plan; and

             -      Direct  purchases  through  broker wire  orders,  checks and applications.

             (ii)   PFPC will arrange, in accordance with the appropriate Fund's or Portfolio's prospectus, for a shareholder's:

             -      Exchange of Shares for shares of another fund with which the
                    Fund has exchange privileges;

             -      Automatic  redemption from an account where that shareholder participates in a systematic withdrawal plan; and/or

             -      Redemption  of Shares  from an account  with a  checkwriting privilege.

     (g) Communications to Shareholders.  Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

             (i)    Reports to shareholders;

             (ii)   Confirmations of purchases and sales of Fund shares;

             (iii)  Monthly or quarterly statements;

             (iv)   Dividend and distribution notices;

             (v)    Proxy material; and

             (vi)   Tax forms  (including  substitute  forms)  and  accompanying information containing the information required by paragraph
                    16(e).

     If  requested  by the Fund,  PFPC will receive and tabulate the proxy cards for the  meetings of the Fund's  shareholders  and supply  personnel to serve as inspectors of election.

     (h) Records.  PFPC shall maintain those records  required by the Securities
Laws and any laws,  rules and  regulations of  governmental  authorities  having jurisdiction  with respect to the duties to be performed by PFPC  hereunder with respect to  shareholder  accounts or by  transfer  agents  generally,  including records of the accounts for each shareholder showing the following  information:

             (i)    Name,  address and United States Taxpayer  Identification or
                    Social Security number;

             (ii)   Number and class of Shares held;

             (iii)  Historical   information   regarding  the  account  of  each
                    shareholder,  including  dividends and  distributions  paid, their  character  (e.g.  ordinary  income,  net capital gain
                    (including    20%   rate   gain   and   28%   rate    gain),
                    exempt-interest,  foreign  tax-credit and dividends received deduction  eligible) for federal income tax purposes and the date  and  price  for all  transactions  on a  shareholder's account;

             (iv)   Any stop or restraining order placed against a shareholder's account;

             (v)    Any correspondence  relating to the current maintenance of a shareholder's account;

             (vi)   Information with respect to withholdings; and

             (vii)  Any information  required in order for the transfer agent to perform any  calculations  contemplated  or required by this
                    Agreement.

     (i) Shareholder  Inspection of Stock Records.  Upon a request from any Fund shareholder  to inspect stock  records,  PFPC will notify the Fund, and the Fund will issue instructions  granting or denying each such request.  Unless PFPC has acted  contrary  to the Fund's  instructions,  the Fund  agrees and does  hereby release  PFPC from any  liability  for refusal of  permission  for a  particular shareholder to inspect the Fund's shareholder records.

     17. Duration and Termination.

          (a) This Agreement  shall be effective on the date first written above and shall  continue for a period of three (3) years (the  "Initial  Term").
     Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal  Terms") each provided that it may be  terminated  by  either  party  during a  Renewal  Term upon written notice given at least ninety (90) days prior to termination. During either the Initial Term or the Renewal  Terms,  this  Agreement may also be terminated on an earlier date by either party for cause.

          (b) With respect to the Fund,  cause includes,  but is not limited to,
     (i)  PFPC's  material  breach  of  this  Agreement  causing  it to  fail to substantially  perform its duties under this  Agreement.  In order for such material  breach to  constitute  "cause"  under this  Paragraph,  PFPC must receive  written notice from the Fund  specifying  the material  breach and
     PFPC shall not have  corrected  such breach  within a 15-day  period;  (ii)
     financial   difficulties  of  PFPC  evidenced  by  the   authorization   or
     commencement  of a  voluntary  or  involuntary  bankruptcy  under  the U.S.
     Bankruptcy  Code or any applicable  bankruptcy or similar law, or under any
     applicable  law  of  any  jurisdiction   relating  to  the  liquidation  or
     reorganization   of  debt,  the   appointment  of  a  receiver  or  to  the
     modification or alleviation of the rights of creditors;  and (iii) issuance of an  administrative  or court  order  against  PFPC  with  regard  to the material  violation or alleged material violation of the Securities Laws or other applicable laws related to its business of performing transfer agency services;

          (c) With respect to PFPC,  cause includes,  but is not limited to, the failure of the Fund to pay the  compensation  set forth in writing pursuant to Paragraph 11 of this Agreement.

          (d)  Any  notice  of   termination   for  cause  in  conformity   with
     subparagraphs  (a),  (b) and (c) of this  Paragraph  by the  Fund  shall be effective thirty (30) days from the date of any such notice.  Any notice of termination  for cause by PFPC shall be  effective 90 days from the date of such notice.

          (e) Upon the  termination  hereof,  the Fund  shall  pay to PFPC  such compensation  as may be due  for  the  period  prior  to the  date  of such termination.  In the event that the Fund  designates  a successor to any of
     PFPC's  obligations under this Agreement,  PFPC shall, at the direction and expense of the Fund, transfer to such successor all relevant books, records and other data  established  or maintained by PFPC hereunder  including,  a certified  list of the  shareholders  of the Fund or any Portfolio  thereof with name,  address,  and if provided,  taxpayer  identification  or Social
     Security number,  and a complete record of the account of each shareholder.
     To  the  extent  that  PFPC  incurs  expenses  related  to  a  transfer  of responsibilities  to a successor,  other than  expenses  involved in PFPC's providing the Fund's books and records described in the preceding  sentence to the  successors,  PFPC  shall  be  entitled  to be  reimbursed  for such extraordinary  expenses,  including any out-of-pocket  expenses  reasonably incurred by PFPC in connection with the transfer.

          (f) Any  termination  effected  pursuant to this  Paragraph  shall not affect the rights and obligations of the parties under Paragraph 12 hereof.

          (g) Notwithstanding the foregoing, this Agreement shall terminate with respect  to the  Fund or any  Portfolio  or  Retail  Share  Class  upon the liquidation,  merger,  or other  dissolution  of the Fund or  Portfolio  or
     Retail Share Class or upon the Fund's ceasing to be a registered investment company.

     18.  Registration as a Transfer Agent. PFPC represents that it is currently registered with the appropriate  federal agency for the registration of transfer agents,  or is otherwise  permitted to lawfully  conduct its activities  without such  registration  and that it will remain so  registered or able to so conduct such  activities  for the duration of this  Agreement.  PFPC agrees that it will promptly  notify the Fund in the event of any material change in its status as a registered  transfer agent.  Should PFPC fail to be registered with the SEC as a transfer agent at any time during this  Agreement,  and such failure to register does not permit  PFPC to  lawfully  conduct  its  activities,  the Fund may,  on written  notice to PFPC,  terminate this Agreement upon five days written notice to PFPC.

     19.  Notices.  All  notices  and other  communications,  including  Written
Instructions,  shall be in writing or by confirming  telegram,  cable,  telex or facsimile  sending  device.  Notices  shall be addressed  (a) if to PFPC, at 400
Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund or (c) if to neither  of the  foregoing,  at such  other  address as shall have been given by like  notice to the sender of any such  notice or other communication  by the other  party.  If notice is sent by  confirming  telegram, cable, telex or facsimile sending device during regular business hours, it shall be deemed to have been given  immediately;  if sent at a time other than regular business hours, such notice shall be deemed to have been given at the opening of the next business day. If notice is sent by first-class mail, it shall be deemed to have been given  three days  after it has been  mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. All postage,  cable,  telegram,  telex and facsimile  sending device charges arising from the sending of a notice hereunder shall be paid by the sender.

     20.  Amendments.  This  Agreement,  or any term thereof,  may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     21.  Additional  Portfolios.  In the event that the Fund establishes one or more  investment  series in addition to and with  respect to which it desires to have PFPC render  services as transfer  agent,  registrar,  dividend  disbursing agent and related services agent under the terms set forth in this Agreement, it shall so notify PFPC in writing, and PFPC shall agree in writing to provide such services, and such investment series shall become a Portfolio hereunder, subject to such additional terms, fees and conditions as are agreed to by the parties.

     22. Delegation; Assignment.

          (a) PFPC may, at its own  expense,  assign its rights and delegate its duties hereunder to any wholly-owned  direct or indirect  subsidiary of The
     PNC Financial Services Group,  Inc.,  provided that (i) PFPC gives the Fund thirty (30) days' prior  written  notice;  (ii) the delegate (or  assignee)
     agrees with PFPC and the Fund to comply with all relevant provisions of the
     Securities  Laws;  and (iii) PFPC and such delegate (or assignee)  promptly provide  such  information  as the Fund may  request,  and  respond to such questions as the Fund may ask,  relative to the delegation (or assignment), including  (without  limitation)  the  capabilities  of  the  delegate  (or assignee). The assignment and delegation of any of PFPC's duties under this subparagraph (a) shall not relieve PFPC of any of its  responsibilities  or liabilities under this Agreement.

          (b) PFPC may  delegate to UBS Global AM,  which may, in turn,  further delegate to an affiliated or unaffiliated  entity,  with respect to certain brokerage clients who are also Fund shareholders, its obligation to perform the services  described on Exhibit B hereto.  In addition,  PFPC may assign its rights and delegate its other duties  hereunder to UBS Global AM or its delegate,  provided  that (i) PFPC gives the Fund  thirty  (30) days' prior written  notice;  (ii) the delegate (or assignee)  agrees with PFPC and the
     Fund to comply with all relevant  provisions of the  Securities  Laws;  and
     (iii)  PFPC  and  such  delegate  (or  assignee)   promptly   provide  such
     information  as the Fund may request,  and respond to such questions as the
     Fund  may  ask,  relative  to the  delegation  (or  assignment),  including
     (without  limitation) the  capabilities  of the delegate (or assignee).  In assigning  its rights and  delegating  its duties under this  Subparagraph,
     PFPC may impose such conditions or limitations as it determines appropriate including the condition that PFPC be retained as a sub-transfer agent.

          (c) In the event that PFPC assigns its rights and delegates its duties under this Subparagraph,  no amendment of the terms of this Agreement shall become effective without the written consent of PFPC.

     23.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     24.  Further  Actions.  Each party  agrees to perform such further acts and execute such  further  documents as are  necessary  to  effectuate  the purposes hereof.

     25. Miscellaneous.

          (a) Entire Agreement. This Agreement embodies the entire agreement and understanding  between the parties and supersedes all prior  agreements and understandings  relating to the subject  matter  hereof,  provided that the parties may embody in one or more separate  documents their  agreement,  if any,  with respect to services to be performed  and fees payable under this
     Agreement.

          (b)  Captions.  The  captions  in  this  Agreement  are  included  for convenience  of  reference  only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c)  Governing  Law. This  Agreement  shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d) Partial  Invalidity.  If any provision of this Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this Agreement shall not be affected thereby.

          (e) Successors and Assigns.  This Agreement  shall be binding upon and shall  inure to the  benefit of the  parties  hereto  and their  respective successors and permitted assigns.

          (f) Facsimile Signatures. The facsimile signature of any party to this
     Agreement shall  constitute the valid and binding  execution hereof by such party.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written. PFPC INC. PFPC INC.

By: ________________                                 By: _______________________

Name:                                                Name:
Title:                                               Title:

SMA RELATIONSHIP TRUST                               SMA RELATIONSHIP TRUST

By: ________________                                 By: _______________________

Name:                                                Name:
Title:                                               Title:

UBS GLOBAL ASSET MANAGEMENT                          UBS GLOBAL ASSET MANAGEMENT
(US) INC.                                            (US) INC.

By: ________________                                 By: __________________________

Name:                                                Name:
Title:                                               Title:

                           AUTHORIZED PERSONS APPENDIX

Name (Type)                                  Signature

                                    EXHIBIT A

SMA Relationship Trust
  - Series M
  - Series T

                                    EXHIBIT B

                               DELEGATED SERVICES

The following  transfer agency related  services  required to be performed under this  Agreement  are  delegated  by PFPC to UBS Global AM,  which may,  in turn, further  delegate  any or all of such duties to an  affiliated  or  unaffiliated entity. UBS Global AM or its delegate shall provide the following services:

a.   Establish  and  maintain  a  dedicated   service  center  with   sufficient
     facilities,  equipment  and skilled  personnel  to address all  shareholder inquiries  received  by  telephone  or mail  regarding  the Funds and their accounts;

b.   Provide  timely  execution  of  redemptions,  exchanges  and  non-financial
     transactions   directed  to  investment   professionals   and  specifically
     requested by Fund shareholders;

c.   Issue checks from proceeds of Fund share  redemptions  to  shareholders  as directed by the shareholders or their agents;

d.   Process and maintain shareholder account registration information;

e.   With  respect to customer  accounts  maintained  through  brokerage  firms, review new  applications  and correspond  with  shareholders to complete or correct information;

f.   Prepare and mail monthly or quarterly  consolidated account statements that reflect Fund balances and  transactions  (such  information  to be combined with other activity and holdings in investors' brokerage accounts);

g.   Establish  and  maintain  a  dedicated   service  center  with   sufficient
     facilities,  equipment and skilled  personnel to address all inquiries from dealers that sell Fund shares regarding operational issues and performance;

h.   Capture,  process and mail required tax  information  to  shareholders  and report this information to the Internal Revenue Service;

i.   Provide the  capability to margin Funds held within the client's  brokerage account;

j.   Prepare  and  provide  shareholder  registrations  for  mailing of proxies, reports and other communications to shareholders;

k.   Develop,  maintain and issue checks from the Automatic Cash Withdrawal Plan if offered within the client's brokerage account;

l.   Maintain  duplicate  shareholder  records and reconcile  those records with those at the transfer agent;

m.   Process and mail  duplicate  monthly or quarterly  statements to investment professionals;

n.   Establish and maintain shareholder  distribution options (i.e., election to have dividends paid in cash, rather than reinvested in Fund shares);

o.   Process and mail purchase,  redemption and exchange  confirmations  to Fund shareholders and investment professionals;

p.   Issue dividend checks to  shareholders  that select cash  distributions  to their brokerage account;

q.   Develop and  maintain the  automatic  investment  plan  offered  within the client's brokerage account; and

r.   Provide bank-to-bank wire transfer  capabilities related to transactions in
     Fund shares.